            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------- ---------------------------------------

                              GIVE THE
FOR THIS TYPE OF ACCOUNT:     SOCIAL SECURITY
                              NUMBER OF--
-----------------------------------------------
1. An individual's account    The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, the first
                              individual on the
                              account(1)
3. Custodian account of a     The minor(2)
 minor (Uniform Gift to
 Minors Act)
4. a. The usual revocable     The grantor-
      savings trust account   trustee(1)
      (grantor is also
      trustee)
b. So-called trust account    The owner(3)
   that is not a legal or
   valid trust under State
   law
5. Sole proprietorship        The owner
 account

                                                          GIVE THE EMPLOYER
                           FOR THIS TYPE OF ACCOUNT:      IDENTIFICATION
                                                          NUMBER OF --
                                        ----------------------------------------------------------------
                             6. A valid trust, estate, or  The legal entity
                             pension trust                (Do not furnish
                                                          the identifying
                                                          number of the
                                                          personal
                                                          representative or
                                                          trustee unless
                                                          the legal entity
                                                          itself is not
                                                          designated in the
                                                          account
                                                          title.)(4)
                            7. Corporate Account          The corporation
                            8. Partnership account held   The partnership
                             in the name of the business
                            9. Association, club,         The organization
                             religious, charitable, or
                             other tax-exempt
                             organization
                           10. A broker or registered     The broker or
                            nominee                       nominee
                           11. Account with the           The public entity
                             Department of Agriculture
                             in the name of a public
                             entity (such as a State or
                             local government, school
                             district, or prison) that
                             receives an agricultural
                             program payment

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                                        ---------------------------------------

(1) List and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number of the employer identification number may be used.
(4) List and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                     PAGE 2
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OBTAINING A NUMBER                        NOTE: You may be subject to backup
If you don't have a taxpayer              withholding if this
identification number or you don't        interest is $600 or more and is paid
know your number, obtain Form SS-5,       in the course of the
Application for a Social Security         payer's trade or business and you
Number Card, or Form SS-4, Application    have not provided your correct
for                                       taxpayer identification number to
                                          the payer.
                                          Payments of tax-exempt interest
Employer Identification Number, at the    (including exempt-interest dividends
local office of the                     . under section 852).
Social Security Administration or the
Internal Revenue Service and apply for  .
a number.                                 Payments described in section
                                          6049(b)(5) to nonresident
                                          aliens.
PAYEES EXEMPT FROM BACKUP WITHHOLDING   . Payments on tax-free covenant bonds
Payees specifically exempted from         under section 1451.
backup withholding on                     Payments made by certain foreign
                                        . organizations.
ALL dividend and interest payments      . Payments made to a nominee.
and on broker transactions include
the following:                          EXEMPT PAYEES DESCRIBED ABOVE SHOULD
                                        FILE THE SUBSTITUTE FORM W-9 TO AVOID
 A corporation.                         POSSIBLE ERRONEOUS BACKUP WITHHOLDING.
 .                                       COMPLETE THE SUBSTITUTE FORM W-9 AS
   .                                    FOLLOWS: ENTER YOUR TAXPAYER
 A financial institution.               IDENTIFICATION NUMBER, WRITE "EXEMPT"
 An organization exempt from tax        ON THE FACE OF THE FORM, SIGN, DATE,
 .under section 501(a), or               AND RETURN THE FORM TO THE PAYER.
 an individual retirement plan, or a
 custodial account under section
 403(b)(7).
 .The United States or any agency or
 instrumentality thereof.
 A State, the District of Columbia, a    Certain payments other than interest
 .possession of the                      dividends, and patronage dividends,
 United States, or any subdivision or   that are not subject to information
 instrumentality thereof.               reporting are also not subject to
 A foreign government, a political      backup withholding. For details, see
 .subdivision of a foreign government,   the regulations under sections 6041,
 or any agency or instrumentality       6041A(a), 6042, 6044, 6045, 6049, and
 thereof.                               6050A and 6050N and the regulations
 .An international organization or any   thereunder.
 agency, or
                                        PRIVACY ACT NOTICE.--Section 6109
 instrumentality thereof.               requires most recipients of dividend,
 .A registered dealer in securities or   interest, or other payments to give
 commodities registered                 taxpayer identification numbers to
 in the U.S. or a possession of the     payers who must report the payments to
 U.S.                                   IRS. IRS uses the numbers for
 A real estate investment trust.        identification purposes. Payers must
 .                                       be given the numbers whether or not
 .                                       recipients are required to file tax
 A common trust fund operated by a      returns. Beginning January 1, 1984,
 bank under section                     payers must generally withhold 31% of
 584(a).                                taxable interest, dividend, and
 .An exempt charitable remainder         certain other payments to a payee who
 trust, or a non-exempt                 does not furnish a taxpayer
 trust described in section             identification number to a payer.
 4947(a)(1).                            Certain penalties may also apply.
 An entity registered at all times
 .under the Investment
 Company Act of 1940.
 .A foreign central bank of issue.
                                        PENALTIES
Payments of dividends and patronage
dividends not generally subject to      (1) PENALTY FOR FAILURE TO FURNISH
backup withholding include the          TAXPAYER IDENTIFICATION
following:                              NUMBER.--If you fail to furnish your
 Payments to nonresident aliens         taxpayer identification number to a
 .subject to withholding                 payer, you are subject to a penalty of
 under section 1441.                    $50 for each such failure unless your
                                        failure is due to reasonable cause and
                                        not to willful neglect.
                                        (2) CIVIL PENALTY FOR FALSE
 .Payments to partnerships not engaged   INFORMATION WITH RESPECT TO
 in a trade or                          WITHHOLDING.--If you make a false
 business in the U.S. and which have    statement with no reasonable basis
 at least one                           which results in no imposition of
 nonresident partner.                   backup withholding, you are subject to
 .Payments of patronage dividends        a penalty of $500.
 where the amount
 received is not paid in money.         (3) CRIMINAL PENALTY FOR FALSIFYING
                                        INFORMATION.--Willfully
 .
 Payments made by certain foreign       falsifying certifications or
 organizations.                         affirmations may subject you to
 .Payments made to a nominee.            criminal penalties including fines
                                        and/or imprisonment.
Payments of interest not generally      (4) MISUSE OF TAXPAYER IDENTIFICATION
subject to backup withholding           NUMBERS.--If the payer discloses or
include the following:                  uses taxpayer identification numbers
                                        in violation of Federal law, the payer
 .                                       may be subject to civil and criminal
 Payments of interest on obligations    penalties.
 issued by individuals.
                                          FOR ADDITIONAL INFORMATION CONTACT
                                                       YOUR TAX
                                          CONSULTANT OR THE INTERNAL REVENUE
                                                        SERVICE